Registration No.

   As filed with the Securities and Exchange Commission on September 24, 1999



================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT Under
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                                Albertson's, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                                     82-0184434
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                     Identification Number)

                           250 Parkcenter Blvd. Box 20
                               Boise, Idaho 83726
                       (Address of registrant's principal
                               executive offices)

                    Albertson's Savings & Retirement Estates


                             Thomas R. Saldin, Esq.
                  Executive Vice President and General Counsel
                                Albertson's, Inc.
                            250 Parkcenter Boulevard
                                   P.O. Box 20
                               Boise, Idaho 83726
                                 (208) 395-6300
           (Name, address, and telephone number of agent for service)
                         CALCULATION OF REGISTRATION FEE


--------------------------------------------- -------------------- ----------------- ----------------- =====================
                                                                       Proposed       Proposed Maximum
            Title of Securities                  Amount to be          Maximum           Aggregate          Amount of
              to be Registered                  Registered (1)      Offering Price     Offering Price    Registration Fee
                                                                      Per Share
--------------------------------------------- -------------------- ----------------- ----------------- ---------------------
Common Stock, par value $1.00 per share (2)   5,000,000 shares(3)    $41.5625 (4)      $207,812,500          $52,572
--------------------------------------------- -------------------- ----------------- ----------------- ---------------------
Preferred Stock Purchase Rights (5)            00,000,000 shares         N/A               N/A                 N/A
--------------------------------------------- -------------------- ----------------- ----------------- =====================

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").

(2) Pursuant to Rule 429, 450,000 shares of Common Stock registered for the American Stores Retirement Estates is being carried forward from Registration Statement No. 333-82161. Accordingly, the filing fee payable with this registration statement has been calculated with respect to 4,550,000 registered securities.

(3) Represents shares of Common Stock which may be issued pursuant to the Albertson's Savings & Retirement Estates. Pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the Albertson's Savings & Retirement Estates defined contribution plan.

(4) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act based upon the average of the high and low prices of the Registrant's common stock, par value $1.00 per share ("Common Stock"), as reported by the New York Stock Exchange on September 22, 1999.

(5)  Associated  with  Common  Stock  are  rights  to  purchase  Series A Junior
     Participating Preferred Stock that will not be exercisable or evidenced separately from such Common Stock prior to the occurrence of certain events.

                                     PART I
EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to

         (a) 5,000,000 shares of Common Stock which may be issued pursuant to the Albertson's Savings & Retirement Estates defined contribution plan ("ASRE"); and

         (b) an indeterminate amount of interests to be offered pursuant to the ASRE.

         The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the ASRE, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


         References to the "Company" shall mean Albertson's, Inc., a Delaware corporation.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

         The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

     (a) The description of the Common Stock included in our Registration Statement on Form 8-A, filed with the SEC on January 29, 1976, and all amendments or reports filed for the purpose of updating such description, including the section captioned "Description of Albertson's Capital Stock" in Albertson's Registration Statement on Form S-4 dated October 9, 1998, Registration No. 33-63019;

     (b) Our Quarterly Report on Form 10-Q, filed with the SEC on June 3, 1999, for the 13 week period ending April 29, 1999;

     (c) Our Quarterly Report on Form 10-Q, filed with the SEC on September 8, 1999, for the 26 week period ending July 29, 1999;

     (d) Our Annual Report on Form 10-K, filed with the SEC on April 8, 1999 for the fiscal year ended January 28, 1999 (excluding the Independent Auditors' Report, together with the Consolidated Financial Statements and the related notes thereto);

     (e) The Annual Report on Form 11-K for the American Stores Company Retirement Estates (predecessor to the ASRE), filed by American Stores Company with the SEC on June 25, 1999;

     (f) The Annual Report on Form 11-K for the Albertson's Employees' Tax Deferred Savings Plan (predecessor to the ASRE) on June 28, 1999;

     (g) Our Current Report on Form 8-K filed with the SEC on January 11, 1999 filing the Joint Proxy Statement and Prospectus, dated October 9, 1998;

     (h)      Our Current Report on Form 8-K filed with the SEC on April 6,1999;

     (i)      Our Current Report on Form 8-K filed with the SEC on July 2, 1999;

     (j) Our Current Report on Form 8-K filed with the SEC on September 22, 1999; and

     (k) The description of the Preferences and Rights of Series A Junior Participating Preferred Stock included in our Registration Statement on Form 8-A dated March 4, 1997, as amended by Amendment No. 1 on Form 8-A dated August 6, 1998 and by Amendment No. 2 on Form 8-A dated March 24, 1999.


         Item 4.  Description of Securities

         Not applicable.


         Item 5.  Interests of Named Experts and Counsel

         Not applicable.


         Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporate Law (the "DGCL") provides that a corporation may indemnify officers, directors, employees and agents against expenses, judgments and other amounts paid if such person acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and for any criminal action, which they had no reason to believe was unlawful. Upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate the DGCL provides that a corporation may advance expenses of defense and must reimburse a successful officer or director defendant for expenses paid, including attorney's fees, and permits a corporation to purchase liability insurance for its directors and officers. The DGCL provides that an individual may not be indemnified for any claim or matter where a court has determined that the individual is liable to the corporation, unless the court determines otherwise.

         Our Restated Certificate of Incorporation and Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was serving as our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation or other enterprise, including service with respect to an employee benefit plan, will be indemnified by us to the extent permitted by the DGCL. The indemnification rights in our Restated Certificate are not exclusive of any other indemnification that may be given under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We are authorized to purchase insurance on behalf of our directors, officers, employees and agents.

         This summary is subject to the DGCL, the Company's Restated Certificate of Incorporation, By-laws and agreements referred to above.

         Item 7.  Exemption from Registration Claimed

         Not applicable.


         Item 8.  Exhibits

         The exhibits listed below are filed herewith or are incorporated herein by reference to other filings.

         The Albertson's Savings & Retirement Estates is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the plan has been, and any future amendment thereto will be, submitted to the Internal Revenue Service in a timely manner and all changes required by the IRS in order to qualify the plan will be made.

Exhibit No.                         Description of Exhibit
4.1                                 Restated Certificate of Incorporation of the
                                    Company  (as  amended)  previously  filed as
                                    Exhibit  3.1  to  the  Company's   Quarterly
                                    Report  on Form 10-Q for the  quarter  ended
                                    April 30, 1998, and incorporated herein by reference

4.2                                 By-Laws  of the  Company,  previously  filed
                                    as  Exhibit  3.1 to the  Company's   Current
                                    Report on Form 8-K

4.3 Stockholder Rights Plan Agreement previously filed as Exhibit 1 to the Company's Regis-tration Statement on Form 8-A filed with the SEC on March 4, 1997, and incorporated herein by reference

4.4 Amendment No. 1 to Stockholder Rights Plan Agreement, dated August 2, 1998, previously filed as Exhibit 1 of Amendment to the Company's Registration Statement on Form 8-A filed with the SEC on August 6, 1998, and incorporated herein by reference

4.5 Amendment No. 2 to Stockholders Rights Plan Agreement, dated March 16, 1999, previously filed as Exhibit 1 of Amendment to the Company's Registration Statement on Form 8-A filed with the SEC on March 25, 1999, and incorporated herein by reference

4.6 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit
                                    3.1.1 to the Company's Annual Report on Form
                                    10-K for the year ended January 30, 1998,and incorporated herein by reference

4.7 Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit 3.1.2 to the Company's Annual Report on Form 10-K for the year ended January 28, 1999, and incorporated herein by reference

4.8* Albertson's Savings & Retirement Estates (Amended and Restated as of September 26,
                                    1999)

5.1*                                Opinion of Thomas R. Saldin, Esq.

23.1 Consent of Thomas R. Saldin, Esq. (included in Exhibit 5.1)

23.2*                               Consent of Deloitte & Touche LLP,Independent
                                    Auditors

23.3*                               Consent of  Ernst &  Young LLP,  Independent
                                    Auditors

24.1 Power of Attorney (included on signature page)

---------------------------

* filed herewith

Item 9.  Undertakings

         The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by Section 10
                           (a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Regis-tration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registra-tion Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on September 24, 1999.

                                                     Albertson's, Inc.



                                                     /s/ Gary G. Michael
                                                     By: Gary G. Michael
                                                     Chairman  of  the Board and
                                                     Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW BY ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Albertson's, Inc., a Delaware corporation, do hereby constitute and appoint each of Gary G. Michael, Thomas R. Saldin, Esq. and A. Craig Olson, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                Title                                   Date

                                        Chairman of the Board and
                                        Chief Executive Officer and
            /s/ Gary G. Michael         Director                                September 24, 1999
                Gary G. Michael


                                        Executive Vice President and Chief
            /s/ A. Craig Olson          Financial Officer                       September 24, 1999
                A. Craig Olson


            /s/ Michael F. Reuling       Vice Chairman of the Company           September 24, 1999
                Michael F. Reuling


            /s/ Richard J. Navarro       Senior Vice President and Controller
                Richard J. Navarro                                              September 24, 1999


            /s/ A. Gary Ames             Director                               September 24, 1999
                A. Gary Ames


            /s/ Cecil D. Anrus           Director                               September 24, 1999
                Cecil D. Andrus


            /s/ Pamela G. Bailey         Director                               September 24, 1999
                Pamela G. Bailey


            /s/ Teresa Beck              Director                               September 24, 1999
                Teresa Beck


            /s/ Henry I. Bryant          Director                               September 24, 1999
                Henry I. Bryant


            Signature                    Title                                  Date


            /s/ John B. Fery             Director                               September 24, 1999
                John B. Fery


            /s/ Fernando R. Gumucio      Director                               September 24, 1999
                Fernando R. Gumucio


            /s/ Clark A. Johnson         Director                               September 24, 1999
                Clark A. Johnson


            /s/ Charles D. Lein          Director                               September 24, 1999
                Charles D. Lein


                                         Vice Chairman of the Board
            /s/ Victor L. Lund           and Director                           September 24, 1999
                Victor L. Lund


            /s/ J. B. Scott              Director                               September 24, 1999
                J.B. Scott


            /s/ Arthur K. Smith          Director                               September 24, 1999
                Arthur K. Smith


            /s/ Thomas L. Stevens, Jr.   Director                               September 24, 1999
                Thomas L. Stevens, Jr.


            /s/ Steven D. Symms          Director                               September 24, 1999
                Steven D. Symms


            /s/ Thomas J. Wilford        Director                               September 24, 1999
                Thomas J. Wilford



         Pursuant to the requirements of the Securities Act of 1933, the administrator of the Albertson's Savings & Retirement Estates has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on September 24, 1999.



                                       Albertson's Savings & Retirement Estates

                                       By: Albertson's, Inc.




                                       /s/ Steven D. Young
                                       By: Steven D. Young
                                       Executive Vice President, Human Resources
                                       and Chairman, Benefit Plans Committee

                                                 Index to Exhibits

Exhibit No.                         Description of Exhibit
4.1                                 Restated Certificate of Incorporation of the
                                    Company  (as  amended)  previously  filed as
                                    Exhibit  3.1  to  the  Company's   Quarterly
                                    Report  on Form 10-Q for the  quarter  ended
                                    April 30, 1998, and incorporated herein by reference

4.2 By-Laws of the Company, previously filed as Exhibit 3.1 to the Company's Current Report on Form 8-K

4.3 Stockholder Rights Plan Agreement previously filed as Exhibit 1 to the Company's Regis-tration Statement on Form 8-A filed with the SEC on March 4, 1997, and incorporated herein by reference

4.4 Amendment No. 1 to Stockholder Rights Plan Agreement, dated August 2, 1998, previously filed as Exhibit 1 of Amendment to the Company's Registration Statement on Form 8-A filed with the SEC on August 6, 1998, and incorporated herein by reference

4.5 Amendment No. 2 to Stockholders Rights Plan Agreement, dated March 16, 1999, previously filed as Exhibit 1 of Amendment to the Company's Registration Statement on Form 8-A filed with the SEC on March 25, 1999, and incorporated herein by reference

4.6 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit
                                    3.1.1 to the Company's Annual Report on Form
                                    10-K for the year ended January 30, 1998,and incorporated herein by reference

4.7 Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit 3.1.2 to the Company's Annual Report on Form 10-K for the year ended January 28, 1999, and incorporated herein by reference

4.8*                                Albertson's  Savings  &  Retirement  Estates
                                    (Amended and Restated as of September    26,
                                    1999)

5.1*                                Opinion of Thomas R. Saldin, Esq.

23.1 Consent of Thomas R. Saldin, Esq. (included in Exhibit 5.1)

23.2*                               Consent of Deloitte & Touche LLP,Independent
                                    Auditors

23.3*                               Consent of  Ernst &  Young LLP,  Independent
                                    Auditors

24.1 Power of Attorney (included on signature page)

---------------------------
* filed herewith